UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 23, 2004

TEXAS REGIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-14517	74-2294235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 5910 3900 North 10th Street, 11th Floor, McAllen, TX	78502-5910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(956) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On November 23, 2004, Valley Mortgage Company, Inc., a Texas corporation (“Valley Mortgage”), was merged with and into New Valley Mortgage Company, Inc., a wholly-owned subsidiary of the Texas Regional Bancshares, Inc. (“Texas Regional”).

Pursuant to the Agreement and Plan of Reorganization dated as of July 26, 2004, by and between Texas Regional and Valley Mortgage, Valley Mortgage shareholders are entitled to receive approximately $4,593,000 in cash and approximately 294,000 shares of Texas Regional common stock in exchange for their shares of Valley Mortgage common stock.

The transaction will be accounted for under the purchase method of accounting.

Also on November 23, 2004, Texas Regional issued a press release announcing the completion of its acquisition through merger of Valley Mortgage. The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
99.1	Press release of Texas Regional Bancshares, Inc. dated November 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

November 23, 2004	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Texas Regional Bancshares, Inc. dated November 23, 2004.